UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1 – 8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

INFORMATION INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On July 10, 2018, the Board of Directors (the “Board”) of Eaton Vance Corp. (the “Company”) expanded the number of directors on the Board to eight and elected Paula A. Johnson, M.D., M.P.H. as a new director. Dr. Johnson will serve as a director effective October 1, 2018 and until the next annual election of the Board by the holders of the Company’s Voting Common Stock. In addition, Dr. Johnson was appointed to the Nominating and Governance Committee of the Board.

The Board has determined that Dr. Johnson is an independent director under applicable listing standards and the Company’s governance principles.

There is no arrangement or understanding between Dr. Johnson and any other persons pursuant to which Dr. Johnson was appointed as a director, and Dr. Johnson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Johnson will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date: July 11, 2018                                          /s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer